, 1997
                             -----------------

Eastern Star Holdings, Inc.
14555 North Scottsdale Road, Suite 200
Scottsdale, Arizona  85260

Gentlemen:

     This letter is for the purpose of confirming the representations and understandings of the undersigned in connection with the acquisition by the undersigned of ________ shares of common stock of Eastern Star Holdings, Inc. ("Shares"). Please issue a certificate evidencing such Shares registered in my name.

     In connection with the purchase of the Shares, the undersigned represent to you as follows:

     1. The Shares are being acquired solely for investment purposes for the account of the undersigned and for purposes other than of distribution and not with the intent to divide any interest in the Shares with others or otherwise distribute the Shares.

     2. I am cognizant of the Company's financial condition, management and operations and I have had the opportunity to obtain full and complete information concerning the Company's affairs.

     3. I have sufficient knowledge and experience in financial and business matters to make me capable of evaluating the merits and risks of this investment.

     4. I represent that it is unlikely that it will be necessary for me to dispose of any of the Shares or any portion thereof in the foreseeable future.

     5. I understand that the Shares being acquired have not been registered under the Securities Act of 1933, as amended ("Act"), or the securities laws of any state. Thus, the Shares are "restricted securities, and there is no present market for the Shares and it is unlikely that a market will develop in the foreseeable future."

     6. I consent that the certificate evidencing the Shares may be stamped with the restrictive legend as follows:

          "The securities represented by this certificate may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act of 1933 (the "Act"), or pursuant to an exemption from registra tion under the Act, the availability of which is to be established to the satisfaction of the Company."

     7. I understand and agree that the Shares being acquired by me cannot be resold unless the Shares are registered under the Act and any applicable state securities laws or unless exemptions from such registration requirements are available.

Eastern Star Holdings, Inc.
Page 2


     8. I understand and agree that the Shares being acquired by me must be held for an indefinite period of time because such Shares have not been registered under the Act or any state securities laws, and therefore, cannot be sold unless they are subsequently registered under the Act and any applicable state securities laws or unless exemptions from such registrations are available.

     9. I understand that the Company may make stop transfer notations on its stock records or issue stop transfer instructions to its transfer agent in connection with any proposed transfer of the Shares to insure compliance with the Securities Act and any applicable state securities laws.

     10. I understand that only the Company can register the Shares under the Act and applicable state securities laws and the Company has not made any representations to me that the Company will register the Shares under the Act or any applicable state securities laws or with respect to compliance with any exemption therefrom.

     11. Prior to any proposed sale or transfer for value of all or any of the Shares, I shall give written notice to the Company containing such reasonable information as the Company or counsel may request to enable counsel for the Company to determine whether registration is required in connection with such proposed transfer. The undersigned will not effect any such proposed transfer without the prior written consent of the Company.


                                 Sincerely,


                                 -----------------------------------------
                                 Signature

                                 -----------------------------------------
                                 Name Printed

                                 -----------------------------------------
                                 Address

                                 -----------------------------------------

                                 -----------------------------------------

                                 -----------------------------------------
                                 Tax I.D. Number